Exhibit 5.1

To Call Writer Directly: +1 713 836 3600	609 Main Street, Suite 4700 Houston, TX 77002 United States www.kirkland.com	Facsimile: +1 713 836 3601

October 19, 2020

Atlas Technical Consultants, Inc.

13215 Bee Cave Parkway, Bldg. B, Suite 230

Austin, TX 78738

Ladies and Gentlemen:

We are acting as special counsel to Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to (i) the proposed offer to holders of the Company’s (a) warrants sold as part of the units in the initial public offering (“IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “public warrants”) and (b) warrants sold to Boxwood Sponsor LLC in connection with the IPO (the “private placement warrants” and together with the public warrants, the “Warrants”) to exchange 0.185 shares of class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) for each Warrant (together with any amendments, supplements or extensions thereof, the “Exchange Offer”) and (ii) the solicitation of consents from the holders of all outstanding Warrants to amend the Warrant Agreement (the “Warrant Agreement”), dated as of November 15, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Amendment”), which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.1665 shares of Class A common stock. The shares of Class A common stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the Warrant Amendment are referred to herein as the “Shares.”

Atlas Technical Consultants, Inc.

October 19, 2020

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with this opinion, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Exchange Offer and the Warrant Amendment, will be validly issued, fully paid and non-assessable.

In connection with the opinions expressed herein, we have assumed that (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended; (ii) the Warrant Agreement is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of any of the Shares.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. Weok undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Atlas Technical Consultants, Inc.

October 19, 2020

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-4 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP